SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2006

Eagle Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7815 Woodmont Avenue, Bethesda, Maryland  20814
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry Into a Material Definitive Agreement

Grant of SARS and Restricted Stock Awards under 2006 Stock Plan

On July 13, 2006, the Committee under the Company’s 2006 Stock Plan, approved by shareholders at the 2006 annual meeting, approved the grant of Stock Appreciation Rights and performance based Restricted Stock Awards to six executive officers of the Company.

The SARs have a term ending on January 31, 2009, and entitle the holder to receive an amount equal to the excess of the fair market value of the indicated number of shares at December 31, 2008 over the aggregate exercise price of the SAR, payable in shares of common stock. The SARs were granted at an exercise price of $19.46, the fair market value of the common stock at July 13, 2006. The only condition to exercise of the award of SARs is continued service with the Company through the exercise date of the SAR.

The issuance of the shares of Restricted Stock granted is subject to the achievement of designated income goals through the end of the 2008 fiscal year.  The named officers will be entitled to receive the number of shares indicated under the level performance target level achieved. Depending on actual performance, the Restricted Stock will vest at 0%, 25% 50% or 100% of the maximum award.  If the lowest level of performance is not met, no shares of Restricted Stock would be issued in respect of the awards.  If the target level of performance is met, but not the maximum award level of performance, 50% of the shares will be issued.  If the maximum award level of performance is issued, 100% of the award shares will be issued.  Notwithstanding the provisions of any Option, SAR or Restricted Stock award which provide for its exercise or vesting in installments or subject to conditions, all awards will be immediately exercisable and fully vested upon the occurrence of a change in control.  Until the satisfaction of performance conditions, or such earlier time determined in accordance with the 2006 Stock Plan, no shares of Restricted Stock will be issued, and the grant recipients will not have the right to vote or receive dividends with respect to the shares subject to the award.

The executive officers of the Company received the following grants. The amount of Restricted Stock that will ultimately vest and be payable will be subject to the Company’s performance through 2008 and the additional vesting and other requirements set forth above

Name	Shares subject to SARs	Shares of Restricted Stock Issuable
		Performance Subtarget Achieved	Performance Target Achieved	Performance Target Exceeded by Designated %
Michael T. Flynn	2,304	607	1,213	2,426
Thomas D. Murphy	2,152	567	1,133	2,266
Susan G. Riel	2,152	567	1,133	2,266
James H. Langmead	1,856	489	977	1,955
Martha Foulon-Tonat	2,152	567	1,133	2,266
Wilmer L. Tinley	1,424	375	750	1,500

Item 9.01.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not applicable.

(c)  Shell Company Transactions.  Not applicable.

(d)  Exhibits.

10.1                Form of Incentive Stock Option Agreement under the 2006 Stock Plan

10.2                Form of Non-Incentive Stock Option Agreement under the 2006 Stock Plan

10.3                Form of Restricted Stock Agreement under the 2006 Stock Plan

10.4                Form of Stock Appreciation Right under the 2006 Stock Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: July 18, 2006